Correction from Source / Gryphon Gold Corporation:
Gryphon Gold Reports Gold Sales

December 5, 2011 - Gryphon Gold Corporation (GGN:TSX; GYPH:OTC.BB) Gryphon Gold wishes to correct errors in the assays of gold and silver in the first two shipments of loaded carbon referred to in its release of earlier today. The aggregate dollar amounts received by Gryphon Gold are unchanged. The correct information is set out below.

Gryphon Gold is pleased to provide an update of the production activities at its wholly owned Borealis oxide gold heap leach operation.

The first revenue from the sales of loaded carbon was received by the company on December 1, 2011 and December 2, 2011. The payment was received for the sale of loaded carbon delivered to Just Refiners on October 8, 2011 and October 15, 2011. Gryphon Gold received $221,442 in settlement for the first two shipments which totaled 4.423 dry short tons of loaded carbon. The first lot assayed 34.293 oz (gold) per ton and 60.740 oz (silver) per ton. The second lot assayed 22.958 oz (gold) per ton and 61.656 (silver) oz per ton silver. The average settlement price was $1,770 oz gold and $34.15 oz silver.

Four additional lots of loaded carbon have been delivered to Just Refiners totaling 16.32 dry short tons of carbon. Settlements of these lots are pending final assays. Future settlements will not be reported other than in the context of the quarterly financial reports.

Gryphon Gold management projects that the ramp up of production through the end of the year will produce 3,700 gold equivalent ounces and the total estimated production for the 2012 calendar year will be 43,600 gold equivalent ounces. The construction timeline on the Adsorption Desorption Recovery (ADR) plant is on plan with delivery of production modules in December and commissioning of the plant scheduled for February 1, 2012.

Gryphon Gold engaged Capital Ideas Research to implement an investor relations program for the corporation. Capital Ideas will assist Gryphon Gold with its investor relations program, including facilitating investor awareness, designing corporate communications materials and enhancing the corporation's image generally.

In connection with the engagement, Gryphon Gold will pay Capital Ideas $5,000CAD per month for a term of 12 months and grant 150,000 stock options, which are exercisable at a price of $0.27USD under a consulting contract commencing November 23.

For further information please contact:

John L. Key, CEO and President
1-775-883-1456       jkey@gryphongold.com

Lisanna M. Lewis, Vice President, Treasurer, Investor Relations
1-604-261-2229       llewis@gryphongold.com

ABOUT GRYPHON GOLD:

Gryphon Gold is a Nevada-focused gold exploration company. The Company’s principal property is its Borealis gold project located in the Walker Lane gold belt of western Nevada.

This press release contains “forward-looking statements” and "forward-looking information" within the meaning of United States and Canadian securities laws, which may include, but are not limited to statements relating to the Company’s plans to increase performance at its Borealis Oxide Heap Leach Project; gold and silver assay estimates; expectations related to shipping, delivery, sales and revenue from gold and silver sales at the Borealis Oxide Heap Leach Project; assumptions related to revenue and ability to fund operations, capital requirements and exploration; assumptions related to gold grade and recoverability, success of investor relations programs and other statements relating to plans, estimates, objectives, and timing. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risk that additional financing for the development of the Borealis Oxide Heap Leach Project, may be required, and if so, may not be available on terms satisfactory to the Company if at all, risks associated with the start up of mining operations, and the risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors and Uncertainties” in the Company’s annual report on Form 10-K, as filed with the SEC and Canadian securities regulatory authorities on June 30, 2011, and in the Company’s other reports, documents, and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com ). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. The Company does not undertake to update forward-looking statements or forward-looking information, except as may be required by law. Full financial statements and securities filings are available on the Company’s website: www.gryphongold.com and www.sec.gov or www.sedar.com.